EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-65291 and 33-52437 on Form S-8 of our report dated June 25, 2007, appearing in this Annual Report on Form 11-K of the Rayonier Investment and Savings Plan for Salaried Employees for the year ended December 31, 2006.

/s/ ENNIS, PELLUM & ASSOCIATES, P.A.

Certified Public Accountants

Jacksonville, Florida

June 27, 2007